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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of report (Date of earliest event reported): December 30, 2000



                           LASALLE HOTEL PROPERTIES
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            (Exact name of registrant as specified in its charter)



     Maryland                         1-14045                  36-4219376
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(State or other                (Commission File Number)      (IRS Employer
jurisdiction of                                            Identification No.)
incorporation or
organization)



4800 Montgomery Lane, Suite M25,
Bethesda, MD                                                20814
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(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:  301/941-1500




                                  Not Applicable
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          (Former name or former address, if changed since last report.)


ITEM 9.  REGULATION FD DISCLOSURE

LaSalle Hotel Operating Partnership, L.P. and LaSalle Hotel Lessee (collectively, "LaSalle"), as the owner/lessee, respectively, of the Marriott Seaview Hotel (the "Hotel"), Marriott Ownership Resorts, Inc. ("MORI"), as the developer of timeshare units adjacent to the Hotel (the "Villas"), and certain Marriott entities related to MORI, have entered into a Comprehensive Restructuring Agreement ("CRA"), Integration Agreement, and Fourth Amendment to Management Agreement (collectively, with the CRA, the "Agreements"), all effective as of December 30, 2000, which, in part, provide for the integration of the operations of the Hotel and the Villas. Pursuant to the terms of the Agreements, LaSalle will receive, along with the benefits of the integration of both facilities, three percent (3%) of timeshare sales at the Villas, five percent (5%) of transient rental income from the rental of the Villas, and a performance guarantee which will be in place for a minimum of seven (7) years. In exchange, LaSalle will, in accordance with the CRA, conditionally release a six night minimum stay provision at the Villas contained in (i) the management agreement, (ii) the ground lease for the "Pines Golf Course", and (iii) the deed for the Villas.

     NOTE: The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  April 20, 2001                       LASALLE HOTEL PROPERTIES



                                             By: /s/ Hans S. Weger
                                                 -----------------------------
                                                 Hans S. Weger
                                                 Executive Vice President,
                                                 Treasurer and
                                                 Chief Financial Officer